DELAWARE GROUP TAX-FREE MONEY FUND

Registration No. 811-03120
FORM N-SAR
Semi-Annual Period Ended October 31, 2009

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of
Delaware Group Tax-Free Money Fund dated February 26, 2009, attached as Exhibit.

77.Q.1.2 Certificate of Amendment to Agreement and Declaration of Trust of
Delaware Group Tax-Free Money Fund dated August 18, 2009, attached as Exhibit.